UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 2, 2015 (March 31, 2015)

Tredegar Corporation
(Exact Name of Registrant as Specified in its Charter)

Virginia	1-10258	54-1497771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Boulders Parkway Richmond, Virginia	23225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (804) 330-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2015, Tredegar Corporation (the “Corporation”), as Borrower, and certain of its domestic subsidiaries that from time to time become parties thereto, as guarantors (the “Subsidiary Guarantors”), entered into Amendment No. 2 to the Credit Agreement (the “Amendment”), with JPMorgan Chase Bank, N.A., as administrative agent and the Lenders named therein, under the Corporation’s $350,000,000, revolving, unsecured credit facility (the “Credit Agreement”) dated as of April 23, 2012. The Credit Agreement was included as Exhibit 4.1 to the Corporation’s Current Report on Form 8-K which was filed on April 26, 2012, and is incorporated herein by reference. Capitalized terms that are used but not defined herein shall have the meanings ascribed to such terms as set forth in the Credit Agreement.

The Amendment removes the negative covenant prohibiting Consolidated Stockholders’ Equity, at any time, to be less than $320,000,000 increased on a cumulative basis at the end of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending March 31, 2012, by an amount equal to 50% of Consolidated Net Income (to the extent positive) for the fiscal quarter then ended.

This description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 4.2 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.2	Amendment No. 2, dated as of March 31, 2015, among Tredegar Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREDEGAR CORPORATION
(Registrant)

Date: April 2, 2015	By:	/s/ Kevin A. O’Leary
Kevin A. O’Leary
Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.2	Amendment No. 2, dated as of March 31, 2015, among Tredegar Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders named therein.